UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2018

Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Three Allen Center,

333 Clay Street, Suite 4980, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On November 26, 2017, Civeo Corporation (“Civeo”) entered into a share purchase agreement (as amended, the “Share Purchase Agreement”) by and among Civeo, Noralta Lodge Ltd. (“Noralta”), Torgerson Family Trust, 2073357 Alberta Ltd., 2073358 Alberta Ltd., 1818939 Alberta Ltd., 2040618 Alberta Ltd., 2040624 Alberta Ltd., 989677 Alberta Ltd. and Lance Torgerson. Pursuant to the Share Purchase Agreement, Civeo will acquire, directly or indirectly, all of the issued and outstanding shares of Noralta (the “Acquisition”), upon the satisfaction or waiver of the conditions set forth therein.

In connection with the Acquisition, on January 26, 2018, a putative class action captioned Philip Suhr v. Civeo Corporation, et al. was filed in the U.S. District Court for the Southern District of Texas against Civeo and members of its board of directors (the “Litigation”). The complaint alleges that Civeo filed a materially incomplete and misleading proxy statement in connection with the Acquisition (the “Proxy Statement”), in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 of the Securities and Exchange Commission. The complaint seeks injunctive relief, including to enjoin the shareholder vote on the Acquisition as well as the Acquisition itself, damages and an award of attorneys' fees, in addition to other relief. On February 5, 2018, the plaintiff filed a motion for a preliminary injunction (the “Preliminary Injunction Motion”) to prevent the shareholder vote scheduled for March 28, 2018 from taking place. The defendants filed an opposition to the Preliminary Injunction Motion on February 26, 2018. The court has set a hearing on the Preliminary Injunction Motion for March 27, 2018.

Civeo believes that the claims asserted in the Litigation and the Preliminary Injunction Motion are without merit and no supplemental disclosure is required under applicable law. However, in order to moot plaintiffs’ unmeritorious disclosure claims, to avoid the risk of the Litigation delaying or adversely affecting the Acquisition and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, Civeo has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Civeo specifically denies all allegations in the Litigation and the Preliminary Injunction Motion that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are immaterial.

These supplemental disclosures will not affect the consideration to be paid in connection with the Acquisition or the timing of the special meeting of Civeo shareholders to be held at the Doubletree Houston at 400 Dallas Street, Houston, Texas 77002, on March 28, 2018 at 9:00 a.m., local time.

Supplemental Disclosure to Proxy Statement in Connection with the Litigation

The following disclosure in this Current Report on Form 8-K supplements the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. The below updated disclosure provides the EBITDA multiples for each of the selected precedent transactions used by Lazard, which supplements the disclosure already included in the Proxy Statement that “[t]he overall low to high estimated EBITDA multiples observed for the selected transactions were 3.4x to 5.6x.”

The disclosure in the section entitled “The Acquisition” under the heading “Opinion of Civeo’s Financial Advisor”, beginning on page 37 of the Proxy Statement, is hereby amended by adding the column “EV/LTM EBITDA” to the table at the top of page 42 of the Proxy Statement as indicated below:

Date	Acquirer	Target	EV/LTM EBITDA
March 2017	Black Diamond Group Ltd.	Britco LP	4.7x
July 2016	Horizon North Logistics Inc.	Empire Camp Equipment Ltd.	3.4x
November 2011	Hammond, Kennedy, Whitney & Company, Inc.	Royal Camp Services Ltd.	5.6x
June 2011	Clean Harbors, Inc.	Peak Energy Services Ltd.	5.5x
December 2010	Oil States International, Inc.	Mountain West Oilfield Service and Supplies, Inc.	4.7x

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION

By: /s/ Frank C. Steininger
Name: Frank C. Steininger
Title: Executive Vice President, Chief Financial Officer and Treasurer

DATED: March 22, 2018